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                                                                    Exhibit 21.1
                          BORLAND SOFTWARE CORPORATION

                                  SUBSIDIARIES

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                                                                   Jurisdiction
                                                                        of
Name                                                              Incorporation
----                                                              --------------
BORLAND AUSTRALIA PTY LTD. ......................................   Australia
BORLAND CANADA, INC. ............................................     Canada
BORLAND (UK) LIMITED............................................. United Kingdom
BORLAND (HOLDING) UK LIMITED..................................... United Kingdom
BORLAND (FRANCE).................................................     France
BORLAND GMBH.....................................................    Germany
INPRISE (H.K.) LTD. .............................................   Hong Kong
BORLAND (JAPAN) CO., LTD. .......................................     Japan
BORLAND (SINGAPORE) PTE., LTD. ..................................   Singapore
BORLAND B.V. (NETHERLANDS).......................................  Netherlands
INPRISE TECHNOLOGY CORPORATION...................................     Russia
BORLAND TECHNOLOGY CORPORATION...................................    Delaware
BORLAND LATIN AMERICA LTDA.......................................     Brazil
INPRISE SOLUTIONS GMBH...........................................    Germany
BORLAND SOFTWARE INDIA PRIVATE LIMITED...........................     India
BORLAND KOREA LTD. ..............................................     Korea
INPRISE (NEW ZEALAND) LIMITED....................................  New Zealand
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